Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of IperionX Limited of our report dated August 26, 2022 relating to the consolidated financial statements, which appears in IperionX Limited’s Annual Report on Form 20-F for the year ended June 30, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers

Perth, Australia

July 28, 2023